EXHIBIT 10-44

AMENDMENT NO. 2 TO THE
FIRSTENERGY CORP. CHANGE IN CONTROL SEVERANCE PLAN

This Amendment No. 2 (this “Amendment”) to the FirstEnergy Corp. Change in Control Severance Plan (the “Plan”) was adopted and approved by the Board of Directors of FirstEnergy Corp., an Ohio corporation (the “Company”), on December 16, 2014.

Effective as of January 1, 2016, the Plan is hereby amended as follows:

1.	The definition of “Good Reason” in Article II of the Plan is hereby deleted and replaced with the following:

“ ‘Good Reason’ means the initial occurrence, without the Participant’s consent, of one or more of the following events:

(1)	a material diminution in the Participant’s Base Compensation;

(2)	a material diminution in the Participant’s authority, duties or responsibilities (including, without limitation, the Participant’s reporting relationship);

(3)
a material change in the geographic location at which the Participant must perform services and, for purposes of this paragraph (3), any reassignment which results in your current residence to your new reporting location being at least fifty (50) miles farther than your current residence to your previous reporting location is considered material; and

(4)	any other action or inaction that constitutes a material breach by the Company of any employment agreement under which the Participant provides services;

provided, however, that “Good Reason” shall not be deemed to exist unless:

(A)
the Participant has provided notice to the Company of the existence of one or more of the conditions listed in (1) through (4) above within 90 days after the initial occurrence of such condition or conditions; and

(B)	such condition or conditions have not been cured by the Company within 30 days after receipt of such notice.”

2.	The first sentence of Section 3.3(b) of the Plan is hereby amended by deleting the phrase “at a regular meeting held between September 1 and December 31 each year.”

3.	The first sentence of Section 7.1 of the Plan is hereby deleted and replaced with the following:

“7.1 Non-Competition. If, subsequent to a Change in Control of the Company, a Participant incurs a Termination of Employment under circumstances described in Section 5.1 of the Plan, then (i) with respect to subparagraphs (a), (b) and (c) below, for a period of twenty-four (24) months after such Termination of Employment and (ii) with respect to subparagraphs (d) and (e) below, at any time after such Termination of Employment, the Participant shall not on his or her own account without the consent of the Company, or as a shareholder, employee, officer, director, consultant or otherwise, engage directly or indirectly in any business or enterprise which is in competition with the Company, an Affiliate or any Subsidiary in a market located in any state or states in which, on the date of the Participant’s Termination of Employment, the Company sells, has sold or reasonably intends to sell to Customers.”

4.	The first sentence of Section 10.1 of the Plan is hereby deleted and replaced with the following:

“10.1 Procedure for Amendment or Termination. During the term of the Plan, as set forth in Section 3.3, this Plan may be amended by an instrument in writing signed by the Company, provided no amendment that materially and adversely affects the rights of the Participants may be adopted unless at least fifty-one percent (51%) of all Participants have consented to the amendment.”

5.	Paragraph (d) of Exhibit B of the Plan is hereby deleted in its entirety and replaced with the following:

“(d) For purposes of the Company’s group health insurance plan:

(1) The Participant shall be entitled to continue to participate, on the same terms and conditions as active employee participants, in such plan for a period of two (2) years after the date of the Participant’s Termination of Employment. During such continuation period, the Participant shall be responsible for paying the normal employee share of the applicable premiums for coverage under the group health insurance plan.

(2) The Company shall have the right to modify, amend or discontinue the Company’s group health insurance plan following the date of any Participant’s Termination of Employment and any Participant’s continued participation therein, and the continued participation of any other person therein under Subsection (g) below, shall be subject to such modification, amendment or discontinuation if such modification, amendment or discontinuation applies generally to the then-current participants in such plan.

(3) If the Company is not permitted to provide continuing coverage under the terms of the Company’s group health insurance plan and related trusts, then the Company may purchase health insurance for the Participant for the period specified in Subsection (d)(1) with coverage comparable to the applicable coverage under the Company’s group health insurance plan then in effect, as the same may have been modified amended or discontinued in accordance with the terms and provisions of the applicable plan under this Subsection (d).

(4) The health benefit continuation provided under this Subsection (d) shall satisfy the Company’s obligations to provide, and any rights that the Participant may have to, COBRA coverage continuation under the health care continuation requirements under the federal Consolidated Omnibus Budget Reconciliation Act, as amended, Part VI of Subtitle B of Title I of ERISA and Section 4980B(f) of the Code, or any successor provisions thereto.”

6.	Paragraph (d) of Exhibit C of the Plan is hereby deleted in its entirety and replaced with the following:

“(d) For purposes of the Company’s group health insurance plan:

(1) The Participant shall be entitled to continue to participate, on the same terms and conditions as active employee participants, in such plan for a period of two (2) years after the date of the Participant’s Termination of Employment. During such continuation period, the Participant shall be responsible for paying the normal employee share of the applicable premiums for coverage under the group health insurance plan.

(2) The Company shall have the right to modify, amend or discontinue the Company’s group health insurance plan following the date of any Participant’s Termination of Employment and any Participant’s continued participation therein, and the continued participation of any other person therein under Subsection (g) below, shall be subject to such modification, amendment or discontinuation if such modification, amendment or discontinuation applies generally to the then-current participants in such plan.

(3) If the Company is not permitted to provide continuing coverage under the terms of the Company’s group health insurance plan and related trusts, then the Company may purchase health insurance for the Participant for the period specified in Subsection (d)(1) with coverage comparable to the applicable coverage under the Company’s group health insurance plan then in effect, as the same may have been modified amended or discontinued in accordance with the terms and provisions of the applicable plan under this Subsection (d).

(4) The health benefit continuation provided under this Subsection (d) shall satisfy the Company’s obligations to provide, and any rights that the Participant may have to, COBRA coverage continuation under the health care continuation requirements under the federal Consolidated Omnibus Budget Reconciliation Act, as amended, Part VI of Subtitle B of Title I of ERISA and Section 4980B(f) of the Code, or any successor provisions thereto.”

7.	Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

8.
Except as otherwise modified in this Amendment, the Plan shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Plan, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 to the FirstEnergy Corp. Change in Control Severance Plan, effective as of January 1, 2016.

FIRSTENERGY CORP

By:	/s/ Charles E. Jones
Charles E. Jones
President and Chief Executive Officer of FirstEnergy
Corp.

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